UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          March 5, 2004

Cowlitz Bancorporation
(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-23881 (Commission File Number)	91 - 529841 (IRS Employer Identification No.)

927 Commerce Ave., Longview, Washington Address of Principal Executive Office	98632 Zip Code

Registrant's telephone number including area code 360-423-9088

(Former name or former address, if changed since last report) Not applicable

Item 5.  Other Events and Regulation FD Disclosure

On March 5, 2004, Cowlitz issued a press release announcing the retirement of their Chairman, Benjamin Namatinia, and the appointment of Phill Rowley as interim Chairman. A copy of the press release is attached as Exhibit 99.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro Forma Financial Information Not applicable.

(c)	Exhibits.

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit

(99)	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2004	By:	COWLITZ BANCORPORATION (Registrant) /s/ Richard J. Fitzpatrick Richard J. Fitzpatrick Chief Executive Officer

EXHIBIT 99

March 5, 2004 4:00 p.m. Pacific Time

Company Press Release
SOURCE:	Cowlitz Bancorporation
CONTACTS:	Richard J. Fitzpatrick, Chief Executive Officer
Donna P. Gardner, Chief Financial Officer
(360) 423-9800

Cowlitz Bancorporation Announces Retirement of Chairman, Benjamin Namatinia

LONGVIEW, Wash., March 5, 2004 /PRNewswire/ --

Cowlitz Bancorporation (NASDAQ: CWLZ - news) today announced the retirement of their Chairman, Benjamin Namatinia. Mr. Namatinia has served as Chairman of the Cowlitz Bancorporation since its incorporation in 1991. "After fourteen years of employment and as a director of Cowlitz Bancorporation, I have decided that the time is right to retire," said Mr. Namatinia. "My retirement coincides with Cowlitz Bank and Cowlitz Bancorporation being very sound and in excellent financial condition. I leave the Company in good hands, with our current management and directorate"

"Mr. Namatinia has been an important part of the Company's growth and played a large role in taking the Corporation public in 1998." said Richard Fitzpatrick, President and CEO of Cowlitz Bank and Cowlitz Bancorporation.

"Mr. Namatinia served the Company as both Chairman and CEO from 1994 through 2001, providing both leadership and direction to the Bank during a time of substantial growth. His presence will be missed and we wish him the best in his retirement", said John Maring, Vice-Chairman of Cowlitz Bancorporation and Chairman of Cowlitz Bank. On December 31, 1990 total assets for Cowlitz were $29.2 million compared to total assets of $268.8 million on December 31, 2003.

The Company announced that Phill Rowley, will serve as Chairman through the Annual Shareholders Meeting on May 21, 2004, the remainder of Mr. Namatinia's term, at which time the shareholders will elect five directors for a one-year term and a Chairman will be appointed. Mr. Rowley has served on the Board of Directors since September 2003. Mr. Rowley is President & CEO of Treasury Management Services, Inc., in Vancouver, Washington, providing consulting in asset/liability management, corporate funding strategies and board and executive management training in these associated areas of banking. He serves on the faculties of Pacific Coast Banking School at the University of Washington, ABA School of Bank Marketing and Management at the University of Colorado, and Western Banking School at the University of Nevada. He has 28 years experience in the banking industry, prior to his current position.

Cowlitz Bancorporation is the holding company of Cowlitz Bank. In addition to its four branches in Cowlitz County Washington, Cowlitz Bank's divisions include Bay Bank located in Bellevue and Vancouver, Washington and Portland and Wilsonville, Oregon; and Bay Mortgage, with offices in Longview and Vancouver, Washington. Cowlitz specializes in commercial banking services for Northwest businesses, professionals, and retail customers. In addition to commercial and retail banking, financial services include mortgage origination and trust services.